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                                                                   Exhibit 1.1

                                                                  Execution Copy









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                      HYUNDAI AUTO RECEIVABLES TRUST 2004-A

                         $746,300,000 ASSET BACKED NOTES

                         HYUNDAI ABS FUNDING CORPORATION

                                   (DEPOSITOR)

                          HYUNDAI MOTOR FINANCE COMPANY

                              (SELLER AND SERVICER)

                             UNDERWRITING AGREEMENT


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                                                                 August 26, 2004

Banc of America Securities LLC
     as Representative of the
     Several Underwriters
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255


Ladies and Gentlemen:

SECTION 1. Introduction. Hyundai ABS Funding Corporation (the "Depositor") proposes to cause Hyundai Auto Receivables Trust 2004-A (the "Trust") to issue and sell $155,000,000 principal amount of its Class A-1 Notes (the "Class A-1 Notes"), $215,000,000 principal amount of Class A-2 Notes (the "Class A-2 Notes"), $188,000,000 principal amount of its Class A-3 Notes (the "Class A-3 Notes"), and $92,100,000 principal amount of its Class A-4 Notes (the "Class A-4 Notes" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), $36,500,000 principal amount of its Class B Notes (the "Class B Notes"), $26,900,000 principal amount of its Class C Notes (the "Class C Notes"), and $32,800,000 principal amount of its Class D Notes (the "Class D Notes" and together with the Class A Notes, the Class B Notes and the Class C Notes, the "Notes") to the several underwriters set forth on
Schedule I (each, an "Underwriter"), for whom Banc of America Securities LLC ("Banc of America") is acting as representative (the "Representative"). The Notes will be issued pursuant to an Indenture, to be dated as of September 1, 2004 (the "Indenture"), between the Trust and Citibank, N.A., as indenture trustee (in such capacity, the "Indenture Trustee"). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts acquired by Hyundai Motor Finance Company ("HMFC") and sold to the Trust on the Closing Date (the "Receivables") secured by new and used automobiles and light-duty trucks and financed thereby (the "Vehicles"), certain monies received thereunder after the close of business on July 31, 2004 (the "Cutoff Date"), and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of September 1, 2004 (the "Sale and Servicing Agreement") among the Trust, HMFC, as servicer, the Depositor and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and HMFC will service the Receivables on behalf of the Trust. In addition, pursuant to the Owner Trust Administration Agreement to be dated as of September 1, 2004 (the "Administration Agreement") among the Trust, HMFC, and the Indenture Trustee, HMFC will agree to perform certain administrative tasks on behalf of the Trust. The Depositor formed the Trust pursuant to a trust agreement, and it will be governed by an Amended and Restated Trust Agreement (the "Trust Agreement") to be dated as of September 1, 2004 between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The owner trust certificate (the "Certificate"), representing a fractional undivided interest in the Trust, will be issued to the Depositor pursuant to the Trust Agreement.

         The Depositor will acquire the Receivables from HMFC pursuant to the terms of the Receivables Purchase Agreement (the "Receivables Purchase Agreement") to be dated as of


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September 1, 2004 between the Depositor and HMFC. HMFC has acquired the
Receivables from franchised dealers (the "Dealers") pursuant to certain dealer retail agreements between each Dealer and HMFC (collectively, the "Dealer Retail Agreements").

         Capitalized terms used but not otherwise defined in this Underwriting Agreement (this "Agreement") shall have the meanings set forth in the Sale and Servicing Agreement or if not defined therein, then as defined in the Prospectus Supplement (as defined below). As used herein, the term "Transaction Documents" refers to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Receivables Purchase Agreement and the Administration Agreement.

         SECTION 2. Representations and Warranties. (a) As a condition of the several obligations of the Underwriters to purchase the Notes, each of the Depositor and HMFC makes the representations and warranties set forth below to the Representative and each of the Underwriters. To the extent a representation or warranty specifically relates to the Depositor, such representation or warranty is made by the Depositor and HMFC jointly, and to the extent a representation or warranty specifically relates solely to HMFC, such representation or warranty is only made by HMFC and not by the Depositor.

               (i) The registration statement on Form S-3 (No. 333-117398), including the exhibits thereto, has been filed with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has been declared effective by the Commission. Such registration statement, including the exhibits thereto, as amended to the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement, at the time the Registration Statement became effective, or as subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called the "Base Prospectus"; a prospectus supplement relating to the Notes, in the form first filed after the date hereof pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus as so supplemented is hereinafter called the "Prospectus Supplement"; and the Base Prospectus together with the Prospectus Supplement are hereinafter called the "Prospectus." Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) is hereinafter called a "Preliminary Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement, shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the Effective Date or the filing date of the Base Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

               (ii) The Registration Statement as of the effective date thereof (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"); and the information in the Registration Statement, as of the Effective Date, will conform in all material respects to the requirements of the Securities Act and the Rules and



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         Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, and any amendments thereof and supplements thereto, as of the date of the Prospectus Supplement and as of the Closing Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that neither HMFC nor the Depositor makes any representations or warranties as to the information contained in or omitted from such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to HMFC by or on behalf of the Underwriters specifically for use in the preparation thereof which information consists of the information set forth in the chart following the first paragraph, the second paragraph, the selling concession and reallowance chart at the end of the second paragraph, the third paragraph and the fourth paragraph under the heading "Underwriting" in the Prospectus Supplement and the fifth paragraph under the heading "Underwriting" in the Base Prospectus (the "Underwriters' Information").

               (iii) Since the respective dates as of which information is given in the Prospectus there has not been any material adverse change, or, to the best of our knowledge, any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of any of HMFC or its subsidiaries, including the Depositor and its subsidiaries, taken as a whole, except as disclosed to the Representative in writing prior to the date hereof.

               (iv) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

               (v) The Trust Agreement is not required to be qualified under the Trust Indenture Act.

               (vi) The Trust is not required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (vii) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, and entitled to the benefits of the Indenture.

               (viii) Each of the Depositor and HMFC has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such



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         qualification, and has full power and authority to execute and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

               (ix) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Depositor and HMFC, and this Agreement has been duly executed and delivered by the Depositor and HMFC and when duly executed and delivered by the other parties hereto will be the legal, valid and binding agreement of the Depositor and HMFC, enforceable against the Depositor and HMFC in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and subject to general equity principles.

               (x) The execution and delivery of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action of the Depositor or HMFC, as applicable, and, when duly executed and delivered by the Depositor, HMFC and the other parties thereto, will be legal, valid and binding agreements of the Depositor and HMFC, enforceable against the Depositor or HMFC in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and subject to general equity principles.

               (xi) The execution and delivery by each of the Depositor and HMFC of, and the performance by each of the Depositor and HMFC of its obligations under, this Agreement, each of the Transaction Documents to which it is a party and the Depositor under the Notes, the issuance and sale of the Notes to the Underwriters by the Depositor pursuant to this Agreement, the compliance by the Depositor and HMFC with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made, or
         (y) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor or HMFC, any indenture mortgage, deed of trust, lease or other agreement or instrument to which the Depositor or HMFC is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor or HMFC of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor or HMFC, or result in the creation of any lien upon any property or assets of the Depositor or HMFC (other than pursuant to the Transaction Documents).

               (xii) None of the Depositor or HMFC is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor or HMFC, the consequence of which violation, breach or default would have (a) a materially adverse effect on or constitute a materially adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HMFC or (b) a



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         material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents, in each case, to which it is a party.

               (xiii) None of the Depositor, HMFC nor anyone acting on their behalf has taken any action that would require registration of the Depositor or the Trust under the Investment Company Act; nor will the Depositor nor HMFC act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

               (xiv) The Depositor and HMFC each possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Depositor or HMFC has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HMFC, except as described in or contemplated by the Prospectus.

               (xv) No legal or governmental proceedings are pending or threatened to which the Depositor or HMFC is a party or to which the property of the Depositor or HMFC is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HMFC or the Depositor's or HMFC's ability to perform its obligations under this Agreement or the Transaction Documents to which it is a party or the Notes.

               (xvi) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Depositor or HMFC is a party or by which the Depositor or HMFC or any of its respective properties is bound.

               (xvii) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

               (xviii) Each of the Depositor's and HMFC's representations and warranties in the Transaction Documents are true and correct as of the date they are given therein and will be true and correct on the Closing Date, and such representations and warranties are incorporated herein by reference.

               (xix) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its Affiliates or the Underwriters, any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.



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               (xx) None of the Depositor, HMFC nor any of their Affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

               (xxi) Assuming that the Notes are issued in accordance with the provisions of the Indenture and distributed in accordance with the terms of the Agreement and as described in the Prospectus, the Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Securities Act.

               (xxii) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture.

               (xxiii) The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

               (xxiv) Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Notes have been or will have been paid at or prior to the Closing Date.

               (xxv) Under generally accepted accounting principles, HMFC will report its transfer of the Receivables to the Depositor as a sale of the Receivables, and the Depositor will report its transfer of the Receivables to the Trust as a sale of the Receivables.

               (xxvi) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

               (xxvii) Prior to the date hereof, none of HMFC, the Depositor nor any of their Affiliates (including, without limitation, all officers and directors thereof) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security in connection with the offering of the Notes.

         (b) The above representations and warranties shall be deemed to be repeated in their entirety at and as of the Closing Date.

         SECTION 3. Purchase, Sale and Delivery of Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I, at a



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purchase price (the "Purchase Price") equal to "Price $" as specified on
Schedule II hereto. Delivery of and payment for the Notes shall be made at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022 at 10:00 a.m. (New York time) on September 1, 2004 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the "Closing Date"). Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.

         (b) The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a "Payment") by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes. Only (1) the execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative, and (2) the release of all Permitted Liens, as listed on
Schedule IV hereto, by 4:00 p.m. (New York time) on the Closing Date, indicates completion of the closing of a purchase of the Notes from the Trust. Furthermore, in the event that the Underwriters make a Payment to the Trust prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Notes and until all Permitted Liens have been released by or before 4:00 p.m. (New York time) on the Closing Date, the Trust will not be entitled to the Payment and the Depositor shall cause the Trust to return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Trust to the Underwriters on the same day the Payment was received by the Trust, the Depositor agrees to pay, or otherwise cause the Trust to pay, to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters' cost of financing as reasonably determined by the Representative.

         (c) It is understood that the Representative or any Underwriter, individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters. No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

         SECTION 4. Offering by Underwriters. Upon the authorization by the Representative of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

         SECTION 5. Covenants of the Depositor and HMFC. The Depositor and HMFC each covenant and agree with the Underwriters as set forth below.

         (a) To file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act no later than the second business day following the day it is first used. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) under the Securities Act.


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         (b) To furnish to the Underwriters and counsel for the Underwriters, without charge, as many copies of the Registration Statement, Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request. The Prospectus shall be furnished on or prior to 3:00 P.M., New York time, on or prior to the third business day preceding the Closing Date. All other documents shall be so furnished as soon as available and in such quantities as the Representative may reasonably request. The Depositor or HMFC will pay the expenses of printing, reproducing and distributing to the Underwriters all such documents.

         (c) To advise the Representative promptly, in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect any such amendment or supplement to which the Representative shall reasonably object; and to also advise the Representative promptly of the effectiveness of each Registration Statement and of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (d) To furnish the Underwriters with copies of the Preliminary Prospectus and the Prospectus and each amendment or supplement, during the period when any Underwriter is required to deliver a Prospectus under the Securities Act, at the cost and expense of HMFC, each in such quantities as the Representative may from time to time reasonably request (and subsequent to such period, to assist the Underwriters in obtaining sufficient additional copies of the Prospectus, at the cost and expense of the Underwriters requesting such additional copies); and if, at any time prior to the expiration of the Prospectus delivery period under the Securities Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, to notify the Representative and promptly prepare and file with the Commission (subject to the Representative's prior review pursuant to Section 5(c)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Upon the Representative's request, the Depositor will prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither the Underwriters' consent to, nor the Underwriters' distribution of any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

         (e) The Depositor will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities ("Blue Sky") laws of certain states of the United States of America or other U. S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obliged to file any general consent to service of process


                                      -9-





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or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (f) The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

         (g) HMFC and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding HMFC, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Registration Statement and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

         (h) From the date hereof until the Closing Date, none of the Depositor, HMFC, nor any of their respective Affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes.

         (i) During the period beginning on the Closing Date and continuing until and including the date that is six months after the Closing Date, none of the Depositor, HMFC or any of their Affiliates shall offer, sell, contract to sell or otherwise dispose of any securities of the Trust, the Depositor or HMFC in a public offering that are substantially similar to the Notes, without first furnishing to the Representative an opinion of counsel (in form and from such firm as is reasonably satisfactory to the Representative and counsel to the Representative) stating that such public offering of securities would not result in any violation of federal or state securities laws with respect to the Notes.

         (j) Until the retirement of the Notes, neither the Depositor nor HMFC shall, nor cause the Trust to, be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

         (k) Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, HMFC shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants' report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

         (l) So long as any of the Notes are outstanding, HMFC shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representative: (i) all


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documents distributed to Noteholders and (ii) from time to time, any other information concerning HMFC, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Registration Statement, the Prospectus or the transactions contemplated by the Transaction Documents.

         (m) On or before the Closing Date, HMFC and the Depositor (to the extent applicable) shall each cause their computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor HMFC shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Indenture or the Sale and Servicing Agreement.

         (n) To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or HMFC, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

         (o) The Depositor or HMFC will cause the Trust to make generally available to Noteholders, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the Effective Date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement.

         SECTION 6. Payment of Expenses. HMFC will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 8 hereof, including: (a) the preparation, printing and distribution of the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of HMFC's and the Depositor's accountants, (e) the qualification of the Notes under state securities laws including filing fees and the fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and expenses of Richards Layton & Finger, Delaware counsel to the Trust, and (k) the reasonable fees and expenses of HMFC's and the Depositor's counsel. To the extent that the transactions contemplated by this agreement are consummated, HMFC shall only pay the fees and expenses described in clauses (a) through (k) to the extent that such fees and expenses exceed $223,890 and the Underwriters shall pay such fees and expenses in an aggregate amount of up to $223,890. In addition, if for any reason the purchase of the Notes by the Underwriters is not consummated (other than pursuant to Section 10 hereof), HMFC will reimburse the Representative and the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Representative and the Underwriters) incurred by them in connection with the offering of the Notes.

         SECTION 7. Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Depositor and HMFC of their obligations hereunder, and to the following additional conditions precedent:

         (a) On the Closing Date, each of the Transaction Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof. The Transaction Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.

         (b) Both at or before the date hereof, and on or before the Closing Date, the Representative shall have received letters, dated as of the date hereof and as of the Closing Date, respectively, of KPMG LLP, independent certified public accountants, substantially in the form of the drafts to which the Representative has agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters.

         (c) The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) of the Securities Act and Section 5(a) hereof.

         (d) (i) None of the Depositor, HMFC nor any of their subsidiaries shall have sustained, since the date of the latest audited financial statements provided to the Representative, any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement or the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, or results of operations of the Depositor, HMFC, and their respective subsidiaries, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Prospectus.

         (e) The Representative shall have received an opinion of in-house counsel to the Depositor and HMFC, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

               (i) Each of HMFC and the Depositor has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, and has the power and authority to own its properties and to conduct its business as presently conducted, and to enter into and perform its obligations under this Agreement and the Transaction Documents to which each is a party, and had at all relevant times, and now has, the power and authority to acquire, own, sell and service the Receivables and the related Collateral.

               (ii) Each of this Agreement and each Transaction Document has been duly authorized, executed and delivered by the Depositor and HMFC, as applicable.

               (iii) Each of the Depositor and HMFC is duly qualified to do business and is in good standing, and has obtained all necessary licenses, in each jurisdiction in which failure to so qualify or obtain such licenses would (a) render any Receivable unenforceable by the Depositor or the Indenture Trustee on behalf of any Noteholder or (b) have a material adverse affect upon its business or the ownership of its property.

               (iv) Neither: (A) the transfer of the Receivables from HMFC to the Depositor pursuant to the Receivables Purchase Agreement, (B) the transfer of the Receivables from the Depositor to the Trust pursuant to the Sale and Servicing Agreement, (C) the assignment of the Collateral from HMFC to the Depositor and thereafter to the Trust, (D) the assignment of the Depositor's rights under the Receivables Purchase Agreement to the Trust, (E) the grant of the security interest in the Receivables and the Collateral by the Trust to the Indenture Trustee pursuant to the Indenture, (F) the execution and delivery of this Agreement and the Transaction Documents to which it is a party by HMFC,
         (G) the execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Depositor, (H) the consummation of any transactions contemplated in this Agreement or the Transaction Documents, nor (I) the fulfillment of the terms of this Agreement, the Transaction Documents or the Notes by HMFC or the Depositor, as the case may be, will (1) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation or by-laws of HMFC or the Depositor, or of any indenture or other agreement or instrument to which either of them is a party or by which any of them or their respective property is bound, or (2) result in a violation, or contravene the terms, of any statute, order or regulation applicable to either of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over HMFC or the Depositor, in each case that would materially and adversely affect the performance by the Depositor or HMFC of its obligations under this Agreement or the Transaction Documents to which it is a party.

               (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal:
         (A) asserting the invalidity or unenforceability of this Agreement or the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, or the execution and delivery thereof, (C) that could reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under this Agreement or the Transaction Documents to which it is a party, (D) that could reasonably be expected to materially and adversely affect the performance by HMFC of its obligations under this Agreement or the Transaction Documents to which it is a party.

               (vi) Such counsel is familiar with HMFC's standard operating procedures relating to its acquisition of a perfected first priority security interest in the vehicles financed by it pursuant to retail installment sale contracts in the ordinary course of its business. Assuming that its standard procedures are followed with respect to the perfection of security interests in the Vehicles (and such counsel has no reason to believe that HMFC has not followed its standard procedures in all material respects in connection with the perfection of security interests in the Vehicles), HMFC has acquired or will acquire a perfected first priority security interest in the Vehicles. Neither such security interest nor the perfection of such security interest shall be adversely affected by the transfer of the Receivables to the Depositor or to the Trust or the pledge thereof to the Indenture Trustee.

               (vii) The direction by the Trust to the Indenture Trustee to authenticate the Notes has been duly authorized by HMFC, acting as the administrator of the Trust under the Administration Agreement.

               (viii) The Receivables are "chattel paper" as defined in the Uniform Commercial Code as in effect in California.

               (ix) No authorization, consent, approval or other action by, and notice for, or filing with, any governmental authority or regulatory body of the State of California is required to the execution, delivery and performance by HMFC or the Depositor of the Transaction Documents to which it is a party.

               (x) Neither the Depositor nor HMFC is an "investment company" as such term is defined in the Investment Company Act, and neither the Depositor nor HMFC will become an "investment company" as a result of the consummation of the transaction as contemplated herein.

         Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the corporate laws of the State of Delaware and the laws of the State of California.

         (f) The Representative shall have received an opinion of Latham & Watkins, special counsel to the Depositor, HMFC and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

               (i) Each Transaction Document to which the Depositor (other than this Agreement and the Trust Agreement as to which no opinion shall be expressed), the Trust and HMFC (each a "Company") is a party constitutes a legally valid and binding obligation of such Company, enforceable against such Company in accordance with its terms.

               (ii) The Notes, when duly executed and delivered by the Owner Trustee on behalf of the Trust, authenticated by the Indenture Trustee and delivered and paid for pursuant to this Agreement, will constitute legally valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

               (iii) The execution and delivery of this Agreement and the Transaction Documents by each Company a party thereto, and the consummation by such Company of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party on the date hereof do not, to the best of our knowledge, (i) violate the provisions of the agreements described in an exhibit to such opinion (such agreements, the "Conduit Documents"), (ii) violate any federal or New York statute, rule, or regulation applicable to such Company, or
         (iii) require any consents, approvals, authorizations, registrations, declarations or filings by such Company under any federal or New York statute, rule, or regulation applicable to such Company except filings and recordings required in order to perfect or otherwise protect the security interests under the Transaction Documents.

               (iv) The Receivables Purchase Agreement is effective to create a valid security interest, as such term is defined in the UCC as in effect in the State of New York (the "New York UCC"), in favor of the Depositor in that portion of the collateral described in Section 2.01(a) of the Receivables Purchase Agreement in which HMFC has rights and a valid security interest (as defined in 1-201(77) of the New York
         UCC) may be created under Article 9 of the New York UCC (the "RPA Assets").

               (v) The Sale and Servicing Agreement is effective to create a valid security interest, as such term is defined in the New York UCC, in favor of the Trust in that portion of the collateral described in
         Section 2.01 of the Sale and Servicing Agreement in which the Depositor has rights and a valid security interest (as defined in 1-201(77) of the New York UCC) may be created under Article 9 of the New York UCC (the "SSA Assets").

               (vi) The Indenture is effective to create a valid security interest, as such term is defined in the New York UCC, in favor of the Indenture Trustee, for the benefit of the noteholders in that portion of the collateral described in the Granting Clause of the Indenture in which the Trust has rights and a valid security interest (as defined in 1-201(77) of the New York UCC) may be created under Article 9 of the New York UCC (the "Indenture Assets" and, together with the RPA Assets and the SSA Assets, the "Transferred Assets").

               (vii) The HMFC Financing Statement is in appropriate form for filing in the California filing office specified in such opinion (the "California Filing Office"). Insofar as Division 9 of the UCC as in effect in the State of California (the "California UCC") is applicable (without regard to conflicts of law principles), upon the proper filing of the HMFC Financing Statement in the California Filing Office, the security interest in favor of the Depositor in the RPA Assets described in the HMFC Financing Statement will be perfected to the extent a security interest in such RPA Assets can be perfected under the

         California UCC by the filing of a financing statement with the California Filing Office (the "Division 9 Filing RPA Assets").

               (viii) The HMFC search reports (as described in such opinion) identify no secured party who has filed a financing statement naming HMFC as debtor and describing the Division 9 Filing RPA Assets, other than in connection with the Permitted Liens.

               (ix) The Depositor Financing Statement is in appropriate form for filing in the Delaware filing office specified in such opinion (the "Delaware Filing Office"). Insofar as Article 9 of the UCC as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of law principles), upon the proper filing of the Depositor Financing Statement in the Delaware Filing Office, the security interest in favor of the Trust in the SSA Assets described in the Depositor Financing Statement will be perfected to the extent a security interest in such SSA Assets can be perfected under the Delaware UCC by the filing of a financing statement with the Delaware Filing Office (the "Article 9 Filing SSA Assets").

               (x) The Depositor search reports (as described in such opinion) identify no secured party who has filed a financing statement naming the Depositor as debtor and describing the Article 9 Filing SSA Assets.

               (xi) The Registration Statement has become effective under the Securities Act, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated by the Commission, any required filing of the Prospectus pursuant to Rule 424 has been made in accordance with Rule 424, and the Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complies as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the Rules and Regulations.

               (xii) The Trust Agreement is not required to be qualified under the Trust Indenture Act.

               (xiii) The Indenture has been qualified under the Trust Indenture Act.

               (xiv) The Class A-1 Notes are "eligible securities" within the meaning of Rule 2a-7 promulgated under the Investment Company Act.

               (xv) The Trust is not an "investment company" as such term is defined in the Investment Company Act, and the Trust will not become an "investment company" as a result of the consummation of the transaction as contemplated herein.

               (xvi) The statements in the Prospectus under the heading "ERISA CONSIDERATIONS" to the extent they describe matters of law or legal conclusions with respect thereto, are correct in all material respects.

         Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the Uniform Commercial Code of the State of Delaware, the Uniform Commercial Code of the State of California, and the laws of the State of New York.

         (g) The Representative shall have received an opinion of Latham & Watkins, counsel to the Depositor, HMFC and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

               (i) In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U. S. C. 'SS'101 et seq. (the "Bankruptcy Code") in which HMFC is the debtor, the bankruptcy court would not, under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Depositor with the assets and liabilities of HMFC.

               (ii) In a properly presented and argued case in a proceeding under the Bankruptcy Code, in which HMFC is the debtor, the bankruptcy court would determine that, with respect to the sale of the Receivables from HMFC to the Depositor, such sale was a "true sale."

               (iii) If HMFC were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, would hold that (A) the Receivables sold to the Depositor are not property of the estate of HMFC under Section 541 of the Bankruptcy Code and (B) the automatic stay arising pursuant to Section 362 of the Bankruptcy Code upon the commencement of a bankruptcy case involving HMFC is not applicable to payments on the Receivables.

         Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the laws of the State of California, and the laws of the State of New York.

         (h) The Representative shall have received an opinion of Latham & Watkins, counsel to the Depositor, HMFC and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that such counsel has participated in conferences with officers and other representatives of HMFC, representatives of the independent public accountants for HMFC and your representatives at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation, no facts came to their attention that caused them to believe that the Registration Statement or any amendment thereto, as of the Effective Date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel will express no belief with respect to the financial statements, schedules or other financial data or exhibits (including numerical information with respect to the Receivables (as such term is defined in the Prospectus Supplement)) included in, or omitted from, the Prospectus, the second sentence in the paragraph under the caption "The Owner Trustee" in the Prospectus Supplement, the second and third sentences in the paragraph under the heading "The Indenture Trustee" in the Prospectus Supplement, the Underwriters' Information or the exhibits to the Registration Statement.

         Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

         (i) Latham & Watkins, in its capacity as counsel for HMFC and the Depositor, shall have delivered one or more opinions satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, subject to certain considerations set forth therein, substantially to the effect that the provisions of the Control Agreement are effective under the New York UCC to perfect the security interest in favor of the Indenture Trustee in that portion of Collateral consisting of the securities account maintained with Citibank, National Association (the "Securities Intermediary") described in the Control Agreement (the "Securities Account") and the Indenture Trustee's security interest in the Securities Account has priority over any other security interest in the Securities Account granted by the Trust assuming no other secured party has control of, and the absence of any other control agreement with respect to, the Securities Account. We express no opinion as to the priority of any security interest in the Securities Account as against any security interest in favor of the Securities Intermediary. (Capitalized terms in this paragraph not otherwise defined herein shall have the meanings specified in such opinions.)

         Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

         (j) Latham & Watkins, in its capacity as Federal tax counsel for the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, to the effect that, for United States federal income tax purposes: (A) (i) the Trust will not be treated as an association or a publicly traded partnership, taxable as a corporation, and (ii) the Notes will be treated as indebtedness; (B) the statements in the Prospectus under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

         (k) The Representative shall have received an opinion of in-house counsel to the Indenture Trustee, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

               (i) The Indenture Trustee is a national banking association duly incorporated and validly existing under the laws of the United States.

               (ii) The Indenture Trustee has the full corporate trust power to accept the office of trustee under Indenture and to enter into and perform its obligations under the Indenture.

               (iii) The execution and delivery of the Indenture and the performance by the Indenture Trustee of its obligations under the Indenture have been duly authorized by all necessary action of the Indenture Trustee.

               (iv) The Indenture constitutes a valid and binding obligation of the Indenture Trustee enforceable against it in accordance with their terms under the laws of New York and the Federal laws of the United States.

               (v) The execution and delivery by the Indenture Trustee of the Indenture does not require any consent, approval or authorization of, or any registration or filing with, any New York or United States Federal governmental authority.

               (vi) Each of the Notes has been duly executed by the Indenture Trustee as trustee and authenticating agent.

         (l) The Representative shall have received an opinion addressed to the Representative, of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

               (i) The Owner Trustee is duly formed and validly existing under the laws of the State of Delaware with trust powers and with its principal place of business in the State of Delaware.

               (ii) The Owner Trustee has the full corporate trust power to accept the office of trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement.

               (iii) The execution and delivery of the Trust Agreement and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee.

               (iv) The execution and delivery by the Owner Trustee of the Trust Agreement does not require any consent, approval or authorization of, or any registration or filing with Delaware or United States Federal governmental authority.

               (v) The Owner Trustee has duly authorized, executed and delivered the Trust Agreement and on behalf of the Trust, the Owner Trustee has duly executed and delivered the Transaction Documents to which the Trust is a party.

               (vi) The Notes and the Certificates have been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

         (m) The Representative shall have received an opinion addressed to the Representative, of Richards, Layton & Finger, special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

               (i) The Trust Agreement constitutes the legal, valid and binding obligation of the Owner Trustee and the Depositor enforceable against the Owner Trustee and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

               (ii) The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 'SS'3801, et seq. (the "Statutory Trust Act") and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Transaction Documents to which the Trust is a party.

               (iii) The Transaction Documents to which the Trust is a party have been duly authorized, executed and delivered by the Trust.

               (iv) To the extent that Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral (as defined in the Indenture) described in the Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

               (v) The Search Report sets forth the correct filing office and the correct debtor name that are necessary to identify those persons, under the Delaware UCC, who have on file financing statements against the Trust covering the Filing Collateral as of the Effective Time. The Search Report identifies no secured party who has filed with the Division a financing statement naming the Trust as debtor and describing the Filing Collateral prior to the Effective Time.

               (vi) Assuming for federal income tax purposes that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation, and that the Notes will be characterized as indebtedness for federal income tax purposes, then the Trust will not be subject to any franchise or income tax under the laws of the State of Delaware, and the Notes will also be characterized as indebtedness for Delaware tax purposes.

               (vii) Under 'SS'3805(c) of the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the holders of the Certificates will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

               (viii) Under 'SS'3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

               (ix) Under 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any holder of Certificates, and the dissolution, termination or bankruptcy of any holders of Certificates shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

               (x) The execution, delivery and performance by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Transaction Documents to which the Trust is a party, do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

               (xi) Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Transaction Documents to which the Trust is a party nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

         Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware. Capitalized terms used in the above opinion paragraphs and not otherwise defined in this Agreement will have the meanings ascribed to such terms in the relevant opinion.

         (n) The Representative shall have received from McKee Nelson LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Depositor and HMFC shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

         (o) The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that the Representative and the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

         (p) The Representative shall have received certificates dated the Closing Date of any two of the President, Chief Financial Officer, any Vice President, the Controller or the Treasurer of the Depositor and HMFC in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (B) since the date of this Agreement there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Depositor or HMFC except as disclosed to the Representative in writing, and (C) there are no actions, proceedings or investigations to which the Depositor or HMFC is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over HMFC or the Depositor, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iv) which could reasonably be expected to materially and adversely affect the performance by the Depositor or HMFC of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Document or the Notes or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES."

         (q) The Representative shall have received evidence satisfactory to the Representative and counsel to the Underwriters that, on or before the Closing Date, UCC-1 financing statements, have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of HMFC in the Receivables, and the proceeds thereof to the Depositor pursuant to the Receivables Purchase Agreement, (B) the transfer of the interest of the Depositor in the Receivables Purchase Agreement, the Receivables, and the proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement, and
(C) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Receivables Purchase Agreement, the Receivables, the Collateral and the proceeds thereof.

         (r) The Class A-1 Notes shall have been rated in the highest short-term rating by both Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). The Class A Notes (other than the Class A-1 Notes) shall have been rated in the highest long-term rating by each of S&P, Fitch and Moody's. The Class B Notes shall have been rated in at least the second highest rating category by each of S&P, Fitch and Moody's. The Class C Notes shall have been rated at least "A", "A3" and

"A+" by S&P, Moody's and Fitch. The Class D Notes shall have been rated at least "BBB" and "BBB+" by S&P and Fitch.

         (s) The Representative shall have received, from each of HMFC and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) charter, (ii) by-laws,
(iii) applicable resolutions and (iv) designation of incumbency of each such entity.

         (t) The Representative shall have received evidence of any required Lien releases to be filed or recorded (immediately following the Closing Date) with respect to the Permitted Liens affecting the Receivables from all applicable creditors of HMFC, in form and substance satisfactory to the Representative and counsel to the Underwriters.

         (u) All representations and warranties made by or on behalf of HMFC and the Depositor in the Transaction Documents to which each is a party are true and correct as of the Closing Date.

         The Depositor will provide or cause to be provided to the Representative conformed copies of such opinions, certificates, letters and documents as the Representative or counsel to the Underwriters reasonably request.

         SECTION 8. Termination. This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that either the Depositor or HMFC shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Securities and Exchange Commission or the New York Stock Exchange; (b) trading of any securities of HMFC or the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; (d) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (e) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U. S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (f) any change in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or HMFC shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; or (g) any downgrading in the rating of any debt securities of HMFC, the Depositor, if any, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred. Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party except for the liability of HMFC in relation to expenses as provided in Sections 6 hereof, the indemnity provided in
Section 9 hereof and any liability arising before or in relation to such termination.

         SECTION 9. Indemnification and Contribution.

         (a) The Depositor and HMFC shall, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement made by the Depositor or HMFC in Section 2 hereof,

               (ii) any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or

               (iii) the omission or alleged omission to state in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and HMFC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in connection with the Underwriters' Information; provided, further, that the Depositor and HMFC shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter. The indemnity provided for in this Section 9 shall be in addition to any liability which the Depositor and HMFC may otherwise have. The Depositor and HMFC will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or controlling person.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and HMFC, each of its directors and officers and each person, if any, who controls the Depositor or HMFC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, HMFC or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Preliminary Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information, and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, HMFC or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 9, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph
(c), the "indemnifying party"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, or (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor and HMFC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Depositor and HMFC (including for such purpose, the value of the Certificates) bear to the total discounts and commissions received by the Underwriters (the "Spread") as set forth in the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, HMFC or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Depositor, HMFC and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the amount by which the Spread received by it in the initial offering of such Notes, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective principal amount of Securities they have purchased hereunder, and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and HMFC, each officer of the Depositor and HMFC and each person, if any, who controls the Depositor and HMFC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and HMFC.

         SECTION 9A. Additional Indemnification

         (a) Banc of America on behalf of itself and not any of the other Underwriters will indemnify and hold harmless each Company and each officer and each director of each Company (each individually, an "Additional Indemnified Party," and collectively, the "Additional Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which any Additional Indemnified Party may become subject, under the Securities Act or under any other securities laws, insofar as such losses, claims, damages or liabilities (or actions, including rescission actions, in respect thereof) arise solely out of or are based upon the distribution, directly or indirectly, by Banc of America or any of its affiliates, including, without limitation, any employee thereof, of the Banc of America Hyundai Auto Receivables Trust 2004-A Sales Memorandum (the "Memorandum") through an email at 3:28 p.m. New York time on August 23, 2004 (the "Email"), and will reimburse each Additional Indemnified Party for any legal or other expenses incurred by such Additional Indemnified Party in connection with investigating or defending any such action, loss or claim as such expenses are incurred.

         (b) Promptly after receipt by an Additional Indemnified Party under subsection (a) above of notice of the commencement of any action, such Additional Indemnified Party shall, if a claim in respect thereof is to be made or could be made against Banc of America under such subsection, notify Banc of America in writing of the commencement thereof; but the failure to notify Banc of America shall not relieve Banc of America from any liability which it may have to any Additional Indemnified Party to the extent that Banc of America has not been materially adversely affected by such omission or otherwise than under such subsection. In case any such action shall be brought against any Additional Indemnified Party and the Additional Indemnified

Party shall notify Banc of America of the commencement thereof, Banc of America shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Additional Indemnified Party (who shall not, except with the consent of the Additional Indemnified Party, be counsel to the Additional Indemnified Party), and, after notice from Banc of America to such Additional Indemnified Party of its election so to assume the defense thereof, Banc of America shall not be liable to such Additional Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Additional Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Additional Indemnified Party shall have the right to employ separate counsel in any action if there is an actual conflict of interest between Banc of America and the Additional Indemnified Party in the conduct of the defense of such action, in which case Banc of America shall not be entitled to assume the defense of such action. If Banc of America does not assume the defense of such action, it is understood that Banc of America shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction) at any time for all such Additional Indemnified Parties, which firms shall be designated in writing by HMFC. Banc of America shall not be liable for any settlement of an action or claim for monetary damages that an Additional Indemnified Party may effect without the consent of Banc of America, which consent shall not be unreasonably withheld.

         (c) If the indemnification provided for in this Section 9A is unavailable to or insufficient to hold harmless an Additional Indemnified Party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions, including rescission actions, in respect thereof) referred to therein, then Banc of America shall contribute to the amount paid or payable by such Additional Indemnified Party as a result of such losses, claims, damages or liabilities (or actions, including rescissions actions, in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Additional Indemnified Parties on the one hand and Banc of America and its affiliates on the other in connection with the distribution by Banc of America or any of its affiliates of the Memorandum and the Email, as well as any other relevant equitable considerations. The relative fault between the Additional Indemnified Parties and Banc of America and its affiliates shall be determined by reference to, among other things, the identity of the party that distributed the Memorandum and the Email and the parties' relative intent and opportunity to prevent such distribution of the Memorandum and the Email. Solely for purposes of this Section 9A, the parties agree that the determination to offer and/or sell any Notes to a recipient of the Memorandum and the Email is made solely by Banc of America and that no fault shall be attributed to any Additional Indemnified Party as a result of the decision to offer and/or sell notes to a recipient of the Memorandum and the Email. The amount paid or payable by an Additional Indemnified Party as a result of the losses, claims, damages or liabilities (or actions, including rescission actions, in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses incurred by such Additional Indemnified Party in connection with investigating or defending any such action or claim, other than legal or other expenses incurred by the Additional Indemnified Party in defending such action or claim in the event the Additional Indemnified Party elects to participate in such defense with its own counsel.

         (e) The obligations of Banc of America under this Section 9A shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of a Company (including any person who, with his or her consent, is named in the Registration Statement as being about to become a director of the Company) and to each person, if any, who controls a Company or any other Additional Indemnified Party within the meaning of the Securities Act.

         (f) Banc of America represents that it has advised each person known by it to have obtained the Memorandum and the Email that such communication was sent in error, should not be relied upon in making an investment decision, should not be circulated or disseminated in any form or manner and should be destroyed.

         (g) No provision of this Section 9A may be assigned without the prior written consent of HMFC. The provisions of this Section 9A shall be for the benefit of and enforceable by each Company and each officer and director of each Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person, if any, who controls each Company or any other Additional Indemnified Party within the meaning of the Securities Act. No other person shall have any right or obligation under this Section 9A.

         (h) The obligations to indemnify and hold harmless, or to contribute, pursuant to this Section 9A shall survive for a period ending on the one-year anniversary of the retirement of the Notes, except for claims for indemnification and/or contribution asserted prior to the end of such period which shall survive until the final resolution thereof.

         SECTION 10. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, HMFC, their Affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.

SECTION 11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and HMFC shall remain responsible for the expenses to be paid or reimbursed pursuant to
Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated (other than as a result of any Underwriters' breach under Section 4 of this Agreement), the Depositor and HMFC will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

         SECTION 12. Notices. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by mail, facsimile or telephone (subject in the case of a communication by telephone to confirmation by facsimile) addressed to:

                      in the case of the Depositor:

                      Hyundai ABS Funding Corporation
                      10550 Talbert Avenue
                      Fountain Valley, California 92708

                      Facsimile: 714-965-7098
                      Attention: Vice President; Secretary

                      in the case of HMFC:

                      Hyundai Motor Finance Company
                      10550 Talbert Avenue
                      Fountain Valley, California 92708

                      Facsimile 714-965-7098
                      Attention: Vice President; Finance

                      in the case of the Representative:

                      Banc of America Securities LLC
                      Hearst Tower
                      214 North Tryon Street
                      Charlotte, NC 28255-0001

                      Facsimile: 703-386-2731
                      Attention: Andy Glenn


Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile, at the time of dispatch.

         SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.

         SECTION 14. The Representative. The Representative represents and warrants to the Depositor and HMFC that it is duly authorized to enter into this Agreement. The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

         SECTION 15. Miscellaneous.

         (a)   Time shall be of the essence of this Agreement.

         (b) The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

         (c) For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading, and (b) each of "subsidiary" and "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

         (d) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

         (e) This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, HMFC and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and HMFC contained in Section 9 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 9 hereof shall also be for the benefit of the directors of the Depositor and HMFC, the officers of the Depositor and HMFC and any person or persons who control the Depositor or HMFC within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.

         (f) The respective representations, warranties, agreements, covenants, indemnities and other statements of the Depositor and HMFC, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Depositor or HMFC, any of its officers, directors, employees or agents, any Underwriter or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 9 and 9A hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         SECTION 16. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 17. Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and HMFC.

                                         Very truly yours,


                                         HYUNDAI ABS FUNDING CORPORATION


                                         By: /s/ David A. Hoeller
                                            ------------------------------------
                                            Name:  David A. Hoeller
                                            Title: Vice President, Secretary





                                         HYUNDAI MOTOR FINANCE COMPANY


                                         By: /s/ Jaime Song
                                            ------------------------------------
                                            Name:  Jae Min Song
                                            Title: Treasurer




         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC
on behalf of itself and as Representative of the several Underwriters


By: /s/ James G. Mackey
   ---------------------------------------------
   Name:  James G. Mackey
   Title: Principal

                                   SCHEDULE I


                                                         Class A-1        Class A-2         Class A-3        Class A-4
Underwriter                                                Notes            Notes             Notes            Notes
-----------------------------------------------         -----------      -----------       -----------      -----------
ABN AMRO Incorporated..........................         $37,975,000      $52,675,000       $46,060,000      $22,564,500
Banc of America Securities LLC.................         $37,975,000      $52,675,000       $46,060,000      $22,564,500
Barclays Capital Inc...........................         $27,125,000      $37,625,000       $32,900,000      $16,117,500
Deutsche Bank Securities Inc...................         $13,950,000      $19,350,000       $16,920,000       $8,289,000
SG Americas Securities, LLC....................         $37,975,000      $52,675,000       $46,060,000      $22,564,500
                                                        -----------      -----------       -----------      -----------
Total..........................................        $155,000,000     $215,000,000      $188,000,000      $92,100,000



                                                          Class B          Class C           Class D
Underwriter                                                Notes            Notes             Notes
-----------------------------------------------         -----------      -----------       -----------
ABN AMRO Incorporated..........................         $18,250,000      $13,450,000       $16,400,000
Banc of America Securities LLC.................         $18,250,000      $13,450,000       $16,400,000
Barclays Capital Inc...........................                  $0               $0                $0
Deutsche Bank Securities Inc...................                  $0               $0                $0
SG Americas Securities, LLC....................                  $0               $0                $0
                                                        -----------      -----------       -----------
Total..........................................         $36,500,000      $26,900,000       $32,800,000


                                   SCHEDULE II


                                    Original Principal
Security                                 Balance $                 Price $
--------------------------          ------------------        ---------------
Class A-1 Notes                        $155,000,000           $154,798,500.00
Class A-2 Notes                        $215,000,000           $214,665,739.50
Class A-3 Notes                        $188,000,000           $187,640,224.40
Class A-4 Notes                         $92,100,000            $91,904,011.20
Class B Notes                           $36,500,000            $36,387,528.90
Class C Notes                           $26,900,000            $26,800,739.00
Class D Notes                           $32,800,000            $32,649,749.76

Total Price to Depositor                                      $744,846,492.76

                                  SCHEDULE III


                  LIST OF OFFICES TO FILE FINANCING STATEMENTS


1.       HMFC Financing Statements - California

2.       Depositor Financing Statements - Delaware

                                   SCHEDULE IV


                             LIST OF PERMITTED LIENS


1. Second Amended and Restated Receivables Purchase Agreement, dated as of July 23, 2002, as amended, among Hyundai BC Funding Corporation, Asset One Securitization LLC, Sheffield Receivables Corporation, Amsterdam Funding Corporation, Hyundai Motor Finance Company, Barclays Bank PLC, ABN AMRO Bank N.V., and Societe Generale.

2. Purchase and Sale Agreement, dated as of January 17, 2000, as amended, between Hyundai Motor Finance Company, as seller, and Hyundai BC Funding Corporation, as purchaser.